As filed with the Securities and Exchange Commission on February 11, 2002.
                                                      Registration No. 333-74564

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        HILB, ROGAL AND HAMILTON COMPANY
             (Exact name of registrant as specified in its charter)

           Virginia                                             54-1194795
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

          4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Walter L. Smith, Esq.
              Senior Vice President, General Counsel and Secretary
                        Hilb, Rogal and Hamilton Company
                        4951 Lake Brook Drive, Suite 500
                           Glen Allen, Virginia 23060
                                 (804) 747-6500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of Communications to:
                         Robert E. Spicer, Jr., Esquire
                     Williams, Mullen, Clark & Dobbins, P.C.
                        1021 East Cary Street, 16th Floor
                            Richmond, Virginia 23219

     Approximate date of commencement of proposed sale to the public: from time to time after the Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
============================ ================ ======================== ==================== ===============
          Title of                Amount              Proposed               Proposed          Amount of
        Securities                to be        Maximum Offering Price   Maximum Aggregate    Registration
     to be Registered         Registered (1)        Per Share (2)       Offering Price (2)        Fee
---------------------------- ---------------- ------------------------ -------------------- ---------------
 Common Stock, no par value   85,000 shares            $60.25               $5,121,250          $1,224
============================ ================ ======================== ==================== ===============

(1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(2) Pursuant to Rule 457(c), the offering price is based on the average of the high ($61.07) and low ($59.43) prices of one share of Common Stock, as reported in the New York Stock Exchange on November 30, 2001, and has been established solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, Dated February 11, 2002

PROSPECTUS
                                  85,000 Shares

                                     [LOGO]

                        HILB, ROGAL AND HAMILTON COMPANY

                                  Common Stock

         This Prospectus relates to 85,000 shares (the "Shares") of the Common Stock, no par value (the "Common Stock"), of Hilb, Rogal and Hamilton Company, a Virginia corporation (the "Company"). The Shares of Common Stock to be sold by the selling shareholders (the "Selling Shareholders"), identified in this Prospectus under the caption "Selling Shareholders," were acquired pursuant to the terms of the Hilb, Rogal and Hamilton Company Executive Voluntary Deferral Plan, as amended and restated (the "Executive Plan"), and the Hilb, Rogal and Hamilton Company Outside Directors Deferral Plan, as amended and restated (the "Directors Plan"), as applicable. See "Selling Shareholders." The Shares will be offered and sold by the Selling Shareholders from time to time. The Company will not receive any part of the proceeds from the sale of the Shares.

         The Selling Shareholders may sell all or any portion of the Shares for their own accounts from time to time in one or more transactions through brokers or dealers at market prices then prevailing, in underwritten transactions at prices related to then-current market prices or in individually negotiated transactions at such prices as may be agreed upon. See "Plan of Distribution."

         The Company will pay all expenses in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), including the preparation of this Prospectus. See "Plan of Distribution."

          See "Risk Factors" beginning on page 4 for a discussion of certain factors that should be considered in connection with an investment in the Shares.
__________________

         The Common Stock is listed on the New York Stock Exchange under the symbol "HRH." On February 7, 2002, the closing sales price of the Common Stock as reported on the New York Stock Exchange Composite Tape was $37.38 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is February __, 2002.

                              ABOUT THIS PROSPECTUS

         This Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process. Under this shelf process, the Selling Shareholders may offer from time to time the securities described in this Prospectus in one or more offerings up to a total share amount of 85,000 shares. This Prospectus provides you with a general description of our Company and those securities. In the future, we may provide you with a prospectus supplement which may add, update or change information contained in this Prospectus. You should read this Prospectus and any applicable prospectus supplement together with the additional information described under the heading "Available Information."

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act we file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004, and at the following Regional Offices of the Commission: New York Regional Office, 233 Broadway, New York, New York 10279 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the Commission. The Common Stock is listed on the New York Stock Exchange (the "NYSE"), and such reports, proxy statements and other information relating to us can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes a part of a registration statement on Form S-3 (the "Registration Statement") filed by us with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information, reference is hereby made to the Registration Statement and to the exhibits thereto, which may be inspected and copied in the manner and at the locations described above. Statements contained in this Prospectus concerning provisions of any document filed as an exhibit to the Registration Statement, incorporated by reference into this Prospectus or otherwise filed with the Commission are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following reports and other documents previously filed by us with the Commission under the Exchange Act are incorporated by reference into this
Prospectus:

         (a) our Annual Report on Form 10-K for the year ended December 31, 2000 (the "Form 10-K");

         (b) the portions of our Proxy Statement for the Annual Meeting of Shareholders held on May 1, 2001 that have been incorporated by reference into the Form 10-K;

         (c) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

         (d)      our Current Report on Form 8-K filed June 11, 2001; and

         (e) the description of our Common Stock contained in our Current Report on Form 8-K filed on January 23, 2001.

         All reports and other documents we filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering contemplated by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of it from the date of filing of such reports and other documents. Any statement contained in this Prospectus or in a report or document incorporated or deemed to be incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference into this Prospectus) modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         We will provide, without charge, to each person to whom this Prospectus is delivered, on that person's written or oral request, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (other than certain exhibits to such documents). Requests for such copies should be directed to Walter L. Smith, Esquire, Senior Vice President, General Counsel and Secretary, Hilb, Rogal and Hamilton Company, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060, telephone number (804) 747-6500.

                    FORWARD-LOOKING AND CAUTIONARY STATEMENTS

         We caution you that this Prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbor created by those acts. Among other things, these statements relate to our financial condition, results of operation and business. These forward-looking statements are generally identified by the words or phrases "would be," "will allow," "expects to," "will continue," "is anticipated," "estimate," "project" or similar expressions.

         While we provide forward-looking statements to assist in the understanding of our anticipated future financial performance, we caution readers not to place undue reliance on any forward-looking statements which speak only as of the date that we make them. Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond our control. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Actual results may differ materially from those contained in or implied by these forward-looking statements for a variety of reasons.

         We have included risk factors and uncertainties that might cause such a difference in the "Risk Factors" section of this Prospectus on page 4.

                                  RISK FACTORS

         Before you invest in our Common Stock, you should be aware of various risks, including the risks described below. You should carefully consider these risk factors, together with all of the other information included in this Prospectus, before you decide whether to purchase shares of our Common Stock.

Because our commission revenues are based on premiums set by insurers, any decreases in these premium rates will result directly in revenue decreases for us

         We are engaged in insurance agency and brokerage activities and derive revenues primarily from commissions on the sale of insurance products to clients that are paid by the insurance underwriters with whom our subsidiary agencies place their clients' insurance. These commissions are based on the premiums that the insurance underwriters charge, and we do not determine insurance premium rates. In addition, these premiums historically have been cyclical in nature and have displayed a high degree of volatility based on the prevailing economic and competitive factors that affect insurance underwriters. These factors, which are not within our control, include the capacity of insurance underwriters to place new business, non-underwriting profits of insurance underwriters, consumer demand for insurance products, the availability of comparable products from other insurance underwriters at a lower cost and the availability of alternative insurance products, such as government benefits and self-insurance plans, to consumers.

         We cannot predict the timing or extent of future changes in premiums and thus commissions. As a result, we cannot predict the effect that future premium rates would have on our operations. While increases in premium rates will result directly in revenue increases for us, decreases in premium rates, however, will result directly in revenue decreases for us. These decreases may adversely affect our results of operations for the periods in which they occur.

Carrier override and contingent commissions are less predictable than usual, and any decreases in our collection of them may have an impact on our operating results that we are unable to anticipate

         We derive a portion of our revenues from carrier override and contingent commissions based upon the terms of the contractual relationships between the insurance underwriters and our subsidiary agencies. Carrier override commissions are commissions paid by insurance underwriters in excess of the standard commission rates on specific classes of business. These amounts are not contingent on achieving a specific premium volume or profitability of the business. Contingent commissions are commissions paid by insurance underwriters and are based on the estimated profit that the underwriter makes on the overall volume of business that we place with it. We generally receive these commissions in the first and second quarters of each year. In the aggregate, these commissions generally account for 5% to 10% of our total revenues.

         Due to recent changes in our industry, we cannot predict the payment of these commissions as well as we have been able to in the past. One of these changes, the high loss ratios experienced by insurance carriers, has resulted in a decreased profit to them and may result in decreases in the payment of contingent commissions to us. Furthermore, we have no control over insurance carriers' ability to estimate loss reserves, which affects our profit-sharing calculation. Another change, the tightening of underwriting criteria by certain insurance underwriters, due in part to the high loss ratios, may result in a lower volume of business that we are able to place with them. Carrier override and contingent commissions affect our revenues, and decreases in their payment to us may have an adverse effect on our results of operations.

Our continued growth will be enhanced through acquisitions of insurance agencies, but we may not be able successfully to identify suitable acquisition candidates

         Our strategic plan focuses on the regular and systematic evaluation and acquisition of insurance agencies and, between 1984 and the date of this Prospectus, we have acquired approximately 200 independent agencies. While we generally expect our revenues to increase over time from internal growth, acquisitions directly enhance our revenue growth.

         There can be no assurance, however, that we will be able successfully to identify suitable acquisition candidates that will permit us to expand into new or existing markets. We are unable to predict whether or when any prospective acquisition candidates will become available or the likelihood that any acquisition will be completed once negotiations have commenced. We compete for acquisition and expansion opportunities with entities that have substantially greater resources. The failure to acquire additional agencies at the same level that we have in the past may affect the expected growth in our operating revenues.

Once we acquire an insurance agency, any failure by us to complete the acquisition and integrate the agency successfully may have an adverse effect on our operations

         The integration of an acquisition may involve a number of factors that may affect our operations. These factors include diversion of management's attention, difficulties in the integration of acquired operations and retention of personnel, entry into unfamiliar markets, unanticipated problems or legal liabilities, and tax and accounting issues. Furthermore, once we have integrated an acquired insurance agency initially, the agency may not achieve levels of revenue, profitability, or productivity comparable to our existing locations, or otherwise perform as expected. The failure to integrate one or more acquired agencies so that they achieve these performance goals may have a material adverse effect on our results of operations and financial condition.

The general level of economic activity can have an impact on our business that is difficult to predict; a strong economic period may not necessarily result in higher revenues for us

         The volume of insurance business available to our agencies has historically been influenced by factors such as the health of the overall economy. The specific impact of the health of the economy on our revenues, however, can be difficult to predict. When the economy is strong, insurance coverages typically increase as payrolls, inventories and other insured risks increase. Insurance commissions to our agencies generally would be expected to increase. As discussed above, however, our commission revenues are dependent on premium rates charged by insurers, and these rates are subject to fluctuation based on prevailing economic and competitive conditions. As a result, the higher commission revenues our company generally would expect to see in a strong economic period may not necessarily occur, as any increase in the volume of insurance business brought about by favorable economic conditions may be offset by premium rates that have declined in response to increased competitive conditions, among other factors.

If we are unable to respond in a timely and cost-effective manner to rapid technological change in our industry, there may be a resulting adverse effect on our business and operating results

         The insurance industry is becoming increasingly influenced by rapid technological change, frequent new product and service introductions and evolving industry standards. For example, the insurance brokerage industry has increased use of the Internet to communicate benefits and related information to consumers and to facilitate business-to-business information exchange and transactions. We believe that we have responded to these changes in the industry quickly and in a timely manner. We actively explore the opportunities that information technology affords the insurance brokerage industry and, in particular, the operations of our agencies. We have specifically expanded our in-house information technology staff and collaborated on a web-based distribution channel with Workplus.com.

         We believe that our future success will depend on our ability to continue to anticipate technological changes and to offer additional product and service opportunities that meet evolving standards on a timely and cost-effective basis. In the three years prior to this Prospectus, we spent almost $11.0 million on computer software and hardware. We believe that the development and implementation of new technologies will require additional investment of our capital resources in the future. We have not determined, however, the amount of resources and the time that this development and implementation may require. There is a risk that we may not successfully identify new product and service opportunities or develop and introduce these opportunities in a timely and cost-effective manner. In addition, opportunities that our competitors develop or introduce may render our products and services noncompetitive. As a result, we can give no assurances that technological changes that may affect our industry in the future will not have a material adverse effect on our business and operating results.

Quarterly and annual variations in our commissions that result from the timing of policy renewals and the net effect of new and lost business production may have unexpected impacts on our results of operations

         Our commission income, which typically accounts for approximately 89% to 91% of our total annual revenues, is subject to both quarterly and annual fluctuations as a result of the timing of policy renewals and the net effect of new and lost business production. The factors that cause these fluctuations are not within our control. Specifically, consumer demand for insurance products can influence the timing of renewals, new business and lost business, which includes generally policies that are not renewed and cancellations. In addition, we rely on insurance underwriters for the payment of certain commissions. Due to internal processing of payments by these underwriters, we may not receive a payment that is otherwise expected from a particular underwriter in one of our quarters or years until after the end of that period.

         We generally expect, however, our revenues to increase with new business and to decrease with lost business. The extent of quarterly and annual fluctuations based on these increases and decreases, and the increases and decreases that may be associated with policy renewals, may be difficult to predict for any period.

                                   THE COMPANY

         We serve as an intermediary between our clients and insurance companies that underwrite client risks. Our clients are traditionally middle-market businesses, which are generally businesses that do not have internal risk management departments and outsource that function to us or to one of our competitors. Through our network of subsidiary insurance agencies, we assist clients in managing their risks in areas such as property and casualty, employee benefits and other areas of specialized exposure. As of the date of this Prospectus, these agencies operate approximately 84 offices in 23 states. Our client base ranges from personal to large national accounts and is primarily comprised of middle-market commercial and industrial accounts. Insurance commissions have typically accounted for approximately 89% to 91% of our total annual revenues. We also advise clients on risk management and employee benefits and provide claims administration and loss control consulting services to clients, which have contributed approximately 6% to 8% of annual revenues.

         We have historically grown principally through acquisitions of independent insurance agencies with significant local market shares in small to medium-size metropolitan areas. Between 1984 and the date of this Prospectus, we have acquired approximately 200 independent agencies. Our prior growth strategy emphasized acquisitions of established independent agencies staffed by local professionals and centralization of certain administrative functions to allow agents to focus on business production. We believe that a key to our success has been a strong emphasis on local client service by experienced personnel with established community relationships.

         Our current acquisition program is largely focused on acquisitions that fit into our current operating models and strategic plans and targets entities that strengthen our regions and middle-market position or add to our specialty lines of business and increase our range of services.

         In addition, we are actively exploring the opportunities that information technology affords the insurance brokerage industry and, in particular, the operations of our agencies. We have expanded our in-house information technology staff to oversee the role of the Internet, innovative networking and e-commerce in making our client service capabilities more effective and efficient. We have also collaborated on a web-based distribution channel that enables companies to distribute information relating to benefits, training and other material to their employees and to provide them with information and links for selected vendors of financial services, including insurance, in a cost-effective manner.

         The agencies act as independent agents representing a large number of insurance companies, which gives us access to specialized products and capacity needed by our clients. Agencies and regions are staffed to handle the broad variety of insurance needs of their clients. Additionally, certain agencies and regions have developed special expertise in areas such as aviation, construction and marine insurance services, and this expertise is made available to clients throughout the regions and our network.

         Our corporate headquarters are located at 4951 Lake Brook Drive, Suite 500, in Glen Allen, Virginia 23060, and our telephone number is (804) 747-6500.

                                 USE OF PROCEEDS

         All of the Shares covered by this Prospectus are being offered by the Selling Shareholders. As a consequence, we will not receive any of the proceeds from the sale of any of the Shares. We will pay all expenses in connection with the registration of the Shares under the Securities Act, including the preparation of this Prospectus.

                            THE SELLING SHAREHOLDERS

         The following table sets forth certain information regarding each Selling Shareholder, the number of Shares of Common Stock beneficially owned by each Selling Shareholder as of November 28, 2001 and the number of Shares being offered by each Selling Shareholder. The Shares being offered by the Selling Shareholders represent Shares of Common Stock that will be paid to the Selling Shareholders at various times in the future with respect to deferred compensation obligations under the Executive Plan and the Directors Plan, as applicable. The deferred compensation obligations relate to certain Deferred Stock Units credited under the Executive Plan and the Directors Plan prior to January 1, 2002, and any additional Deferred Stock Units credited as a result of dividends on such Deferred Stock Units.

         The Selling Shareholders may offer all or part of their Shares for resale from time to time. However, the Selling Shareholders are under no obligation to sell all or any portion of their Shares immediately under this Prospectus. Unless otherwise indicated below, the address for each Selling Shareholder shall be our address: Hilb, Rogal and Hamilton Company, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060.

Name of Shareholder and Title/Position            Number of Shares Beneficially Owned     Number of Shares to be
Held Within Past Three Years (1)                  Before the Offering (2)                 Sold in the Offering (3)
----------------------------------------------------------------------------------------------------------------------
Hobbs, David                                                      710                              2,967
Hilb Rogal and Hamilton Company of
Alabama, Inc.
  President (since 7/31/00)
  Executive Vice President (7/1/99 to
  7/31/00)

Goforth, Rene                                                    7,794                               211
Hilb, Rogal and Hamilton Company of
Victoria
  President

Janes, Michael                                                  18,932                               466
Hilb, Rogal and Hamilton Company
  Vice President - Regional Director

Vaughan, Martin                                                146,724                             5,118
Hilb, Rogal and Hamilton Company
  President & Chief Operating Officer

Zaiger, Ronald                                                   1,911                               925
Hilb, Rogal and Hamilton Insurance Agency
of Massachusetts, LLC
  President (since 7/1/99)

Manke, Karl                                                      8,707                             2,817
Hilb, Rogal and Hamilton Company
  Vice President

Gorham, Brian                                                      -                                  88
Hilb, Rogal and Hamilton Insurance Services
of Central California, Inc.
  Chairman (since 1/1/01)
  President

Tanner, Van                                                      1,045                               138
HRH Insurance Services of the Coachella
Valley, Inc.
  President

Teachout, Scot                                                   1,183                               746
Hilb, Rogal and Hamilton Company of
Pittsburgh, LLC
  President

Sylvester, David                                                   718                               551
Hilb, Rogal and Hamilton Company of
Tampa Bay, Inc.
  President (since 8/13/99)



                                      -8-

Renneker, Frederick                                              3,250                               689
Hilb, Rogal and Hamilton Company of
Alabama, Inc.
  Chairman (since 7/31/00)
  President (1/1/98 to 6/30/00)

Tyler, Benjamin                                                  9,278                             3,187
Hilb, Rogal and Hamilton Company
  Vice President - Regional Director

Parrett, James                                                   3,235                               133
HRH of Northern California Insurance
Services, Inc.
  President (since 11/18/99)
  Manager (1/1/98 to 11/17/99)

McGillicuddy, Kim                                                  663                             1,938
Hilb, Rogal and Hamilton Company of
Connecticut
  President (since 9/7/99)

Dartois, Leon                                                    5,000                             1,269
Hilb, Rogal and Hamilton Company of
Denver
  President

Lockhart, Robert                                                20,132                             4,549
Hilb, Rogal and Hamilton Company
  Vice President - Regional Director

Brantlinger, Herbert                                                84                               268
The Managing Agency, Inc.
  President (since 7/1/99)

Hilb, Robert H.                                                 87,000                             6,335
Hilb, Rogal and Hamilton Company
  Director

Davis, Norwood H., Jr.                                          10,000                               973
Hilb, Rogal and Hamilton Company
  Director

Chandler, Theodore L., Jr.                                      13,950                             6,593
Hilb, Rogal and Hamilton Company
  Director

Ukrop, Robert S.                                                20,648                             5,199
Hilb, Rogal and Hamilton
  Director

Smith, Julious P., Jr.                                           1,000                               575
Hilb, Rogal and Hamilton Company
  Director



                                      -9-

Searfoss, David W.                                             866,042                             2,982
Hilb, Rogal and Hamilton Company
  Director

Markel, Anthony F.                                               7,000                             5,212
Hilb, Rogal and Hamilton Company
  Director

French, J.S.M.                                                  43,300                             5,435
Hilb, Rogal and Hamilton Company
  Director

Fiondella, Robert W.                                           870,042                             2,894
Hilb, Rogal and Hamilton Company
  Director


(1) Titles and positions have been held for at least the past three years unless otherwise noted.

(2) Beneficial ownership is determined in compliance with the rules of the Commission and generally includes voting or investment power with respect to the Shares and includes any Shares which the person had the right to acquire within 60 days of November 28, 2001, through the conversion or exercise of any security or any right.

(3) Based on the number of Deferred Stock Units held by the participants as of November 28, 2001 that are payable to the participants in shares of Common Stock. Does not include an unknown number of additional Shares which the Selling Shareholders may receive as a result of dividends on Deferred Stock Units held under the Executive Plan or the Directors Plan. However, this Prospectus covers an aggregate of 22,742 additional Shares which the Selling Shareholders may receive as a result of such dividends.

                              PLAN OF DISTRIBUTION

         We have no specific information concerning whether or when any offers or sales of Shares covered by this Prospectus will be made, or if made, concerning the price, terms or conditions of any such offers or sales. Each Selling Shareholder and its agents and representatives may, from time to time, offer and sell the Shares by one or more of the following methods: (i) ordinary brokerage transactions on the New York Stock Exchange by one or more brokers acting as agent for the Selling Shareholder, at a price or prices related to the then current market price of the Common Stock, with such commissions to be paid by the Selling Shareholder to the broker as shall be agreed upon by them; (ii) with our prior written consent, underwritten transactions or purchases by a broker or dealer as principal and resale by such broker or dealer for its own account at a price or prices related to the then current market price of the Common Stock, less such discount, if any, as shall be agreed upon by the Selling Shareholder and such broker or dealer; (iii) by a combination of the methods described above; or (iv) in privately negotiated transactions. Sales of the Shares may also be made pursuant to Rule 144 under the Securities Act, where applicable. The underwriters in an underwritten offering, if any, and the terms and conditions of any such offering will be described in a supplement to this Prospectus.

         In connection with the distribution of the Shares, a Selling Shareholder may enter into hedging or other option transactions with broker-dealers in connection with which, among other things, such broker-dealers may engage in short sales of the Shares pursuant to this Prospectus in the course of hedging the positions they may assume with a Selling Shareholder. A Selling Shareholder may also sell Shares short pursuant to this Prospectus and deliver the Shares to close out such short positions. A Selling Shareholder may also enter into option or other transactions with broker-dealers which may result in the delivery of Shares to such broker-dealers which may sell such Shares pursuant to this Prospectus. A

Selling Shareholder may also pledge the Shares to a broker-dealer or financial institution and upon default the broker-dealer or financial institution may effect the sales of the pledged Shares pursuant to this Prospectus.

         There is no assurance that the Selling Shareholders will sell any or all of the Shares described herein and may transfer, devise or gift such securities by other means not described herein.

                          DESCRIPTION OF CAPITAL STOCK

         The following is a description of our capital stock. This description is qualified in its entirety by reference to applicable provisions of Virginia law and our Articles of Incorporation and Amended and Restated Bylaws, the complete text of which are on file with the Commission and incorporated herein by reference.

Common Stock

         As of the date of this Prospectus, we have authorized capital stock consisting of 50,000,000 shares of Common Stock, no par value. The holder of each share of Common Stock is entitled to one vote per share. Each share of Common Stock shares ratably with respect to dividends and upon liquidation. The shares of Common Stock are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to additional shares of Common Stock or to securities convertible into Common Stock.

         The Common Stock does not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of the class of directors subject to election at that meeting can elect all of the directors comprising that class, and in such event holders of the remaining minority of shares so voting will not be able to elect any member of that class of the Board of Directors.

Certain Provisions of our Charter and Bylaws

         Our Articles of Incorporation provide that the Board of Directors is divided into three classes having staggered three-year terms. This provision could have the effect of making it more difficult for a third party to acquire control of the Board of Directors or of discouraging a third party from attempting to acquire a majority of our outstanding voting stock.

Affiliated Transactions

         The Virginia Stock Corporation Act contains provisions governing "Affiliated Transactions." Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Act, an "Interested Shareholder" is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

         Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the "Disinterested Directors." A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation's board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and
(ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

         The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

         None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation's Disinterested Directors.

         These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. We have not adopted such an amendment.

Control Share Acquisitions

         The Virginia Act also contains provisions regulating certain "control share acquisitions," which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33/1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations. We have not adopted an amendment to our Articles of Incorporation or By-laws making these provisions inapplicable to acquisitions of its shares.

Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he or she has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

         Our Articles of Incorporation contain provisions indemnifying our directors and officers to the full extent permitted by Virginia law. In addition, our Articles of Incorporation eliminate the personal liability of our directors and officers to us or our shareholders for monetary damages to the full extent permitted by Virginia law.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule incorporated by reference or included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the Registration Statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         Documents that we have not yet filed and that we have incorporated by reference into this Prospectus will include financial statements, related schedules (if required) and auditors' reports. Those financial statements and schedules will have been audited to the extent and for the periods set forth in those reports by the firm or firms rendering the reports and, to the extent so audited and consent to incorporation by reference is given, will be incorporated by reference in reliance upon those reports given upon the authority of the firm or firms as experts in accounting and auditing.

===============================================   ===============================================

No  dealer,  salesperson  or other  person has
been  authorized to give any information or to
make  any  representation   other  than  those
contained in this  Prospectus and, if given or
made, such information or representation  must
not be relied upon as having  been  authorized                    85,000 Shares
by  the  Company  or  any  sales  agent.  This
Prospectus  does  not  constitute  an offer to
sell or a solicitation  of an offer to buy any
securities  other than the securities to which
it relates, nor does it constitute an offer to                       [LOGO]
sell or the  solicitation  of an  offer to buy
any of the  securities  offered  hereby in any
jurisdiction    in   which   such   offer   or
solicitation  is not  authorized,  or in which
the person  making such offer or  solicitation                   HILB, ROGAL AND
is not qualified to do so, or to any person to                   HAMILTON COMPANY
whom it is  unlawful  to make  such  offer  or
solicitation.  Neither  the  delivery  of this
Prospectus nor any sale made hereunder  shall,
under   any    circumstances,    create    any                     Common Stock
implication  that  the  information  contained
herein is correct as of any time subsequent to
the  date  hereof  or that  there  has been no
change in the affairs of the Company since the
date hereof.

           -----------------------                            -----------------------

              TABLE OF CONTENTS                                     PROSPECTUS
                                           Page
About this Prospectus.......................2                 -----------------------
Available Information.......................2
Incorporation of Certain Documents
   by Reference.............................2
Forward-Looking and Cautionary Statements...3
Risk Factors................................4
The Company.................................6
Use of Proceeds.............................7
The Selling Shareholders....................7
Plan of Distribution.......................10
Description of Capital Stock...............11
Experts....................................13                     February __, 2002


===============================================   ===============================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

         Securities and Exchange Commission Registration Fee..........$  1,224 *
                                                                      --------
         Printing Expenses............................................     450
                                                                      --------
         Accounting Fees and Expenses.................................   3,000
                                                                      --------
         Legal Fees and Expenses......................................  10,000
                                                                      --------
         Miscellaneous Expenses.......................................     500
                                                                      --------
                  Total...............................................$ 15,174
                                                                      ========
--------------------

* Represents actual expenses. All other expenses are estimates.

Item 15.     Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he or she has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

         The Registrant's Articles of Incorporation contain provisions indemnifying its directors and officers to the full extent permitted by Virginia law. In addition, the Registrant's Articles of Incorporation eliminate the personal liability of its directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 16.     Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         4.1 Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3, File No. 33-56488.
         4.2 Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant's Form 10-K for the year ended December 31, 1998, File No. 0-15981.

         4.3 Hilb, Rogal and Hamilton Company Executive Voluntary Deferral Plan, as amended and restated effective January 1, 2002.**

         4.4      Form of Common Stock Certificate, incorporated by reference to
                  Exhibit 1 of the Registrant's Form 8-A Registration Statement, filed June 12, 1987, File No. 0-15981.

         4.5 Hilb, Rogal and Hamilton Company Outside Directors Deferral Plan, as amended and restated effective January 1, 2002.**


         5.1      Opinion of Williams, Mullen.**


         23.1     Consent of Williams, Mullen (included in Exhibit 5.1).**


         23.2     Consent of Ernst & Young LLP.**

         24       Powers of Attorney (included on Signature Page).*

------------

*  Previously filed
** Filed herewith


Item 17.     Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)
         (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on 8th day of February, 2002.

                                        HILB, ROGAL AND HAMILTON COMPANY

                                        By:                 *
                                            ------------------------------------
                                            Andrew L. Rogal
                                            Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                Title                               Date
               ---------                                -----                               ----

                   *                       Chairman, Chief Executive Officer          February 8, 2002
-------------------------------------                 and Director
             Andrew L. Rogal                 (Principal Executive Officer)


                   *                              Senior Vice President               February 8, 2002
-------------------------------------          and Chief Financial Officer
              Carolyn Jones                   (Principal Financial Officer)


                   *                          Vice President and Controller           February 8, 2002
-------------------------------------         (Principal Accounting Officer)
           Robert W. Blanton, Jr.


                   *                          Chairman Emeritus and Director          February 8, 2002
-------------------------------------
             Robert H. Hilb




                                      II-4

                Signature                                Title                              Date
                ---------                                -----                              ----


                   *                        President, Chief Operating Officer        February 8, 2002
-------------------------------------                and Director
           Martin L. Vaughan, III


                   *                              Executive Vice President,           February 8, 2002
-------------------------------------    Finance and Administration and Director
            Timothy J. Korman


                   *                                     Director                     February 8, 2002
-------------------------------------
         Theodore L. Chandler, Jr.


                   *                                     Director                     February 8, 2002
-------------------------------------
          Norwood H. Davis, Jr.


                   *                                     Director                     February 8, 2002
-------------------------------------
           Robert W. Fiondella


                   *                                     Director                     February 8, 2002
-------------------------------------
             J.S.M. French


                   *                                     Director                     February 8, 2002
-------------------------------------
            Anthony F. Markel


                   *                                     Director                     February 8, 2002
-------------------------------------
            Thomas H. O'Brien


                                                         Director                     February 8, 2002
-------------------------------------
            David W. Searfoss


                   *                                     Director                     February 8, 2002
-------------------------------------
             Robert S. Ukrop








                Signature                               Title                               Date
                ---------                               -----                               ----


                   *                                   Director                       February 8, 2002
-------------------------------------
          Julious P. Smith, Jr.


         * Walter L. Smith, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and previoulsy filed with the Securities and Exchange Commission as part of the registration statement.



Date:  February 8, 2002                           /s/ Walter L. Smith
                                         ---------------------------------------
                                                    Walter L. Smith
                                                    Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
  No.                               Document
  ---                               --------

  4.1 Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3, File No. 33-56488.
  4.2 Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant's Form 10-K for the year ended December 31, 1998, File No. 0-15981.
  4.3 Hilb, Rogal and Hamilton Company Executive Voluntary Deferral Plan, as amended and restated effective January 1, 2002.**
  4.4      Form of  Common  Stock  Certificate,  incorporated  by  reference  to
           Exhibit 1 of the Registrant's Form 8-A Registration Statement, filed June 12, 1987, File No. 0-15981.
  4.5 Hilb, Rogal and Hamilton Company Outside Directors Deferral Plan, as amended and restated effective January 1, 2002.**
  5.1      Opinion of Williams, Mullen.**
  23.1     Consent of Williams, Mullen (included in Exhibit 5.1).**
  23.2     Consent of Ernst & Young LLP.**
  24       Powers of Attorney (included on Signature Page).*




_________________
*  Previously filed
** Filed herewith